SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 27, 2010

CUBIST PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21379	22-3192085
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

65 Hayden Avenue, Lexington, Massachusetts  02421

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s telephone number, including area code:  (781) 860-8660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 1, 2010, the registrant, Cubist Pharmaceuticals, Inc. (“Cubist”), entered into an agreement with The Richmond Group, Inc. (“Richmond”), pursuant to which Richmond will be the general contractor for the final design and construction of approximately 110,000 square feet of additional laboratory space, accompanying support areas and office space, and a parking structure at Cubist’s headquarters in Lexington, MA.  The agreed-upon maximum price for the first phase of this construction, the core & shell phase, is approximately $27,500,000, with the price for the additional two phases, the tenant improvements and parking structure phases, to be negotiated and agreed upon by Cubist and Richmond at a later date.  Both Cubist and Richmond have the right to terminate the agreement in the case of uncured defaults by the other party, and Cubist has the right to terminate the agreement at any time without cause in which case Cubist would be obligated to pay Richmond for all work completed and non-cancelable obligations made by Richmond up until the date of the notice of termination.

The foregoing description of the agreement contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreement, which will be filed, with confidential terms redacted, with the Securities and Exchange Commission as an exhibit to the registrant’s Annual Report on Form 10-K for the fiscal year ending December 31, 2010.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2010, Cubist entered into a new retention letter with Michael Bonney, Chief Executive Officer and President.  Mr. Bonney’s retention letter has substantially similar terms as his prior retention letter, which expired on October 9, 2010.  Below is a brief summary of the terms and conditions of Mr. Bonney’s retention letter (which is qualified in its entirety by reference to the retention letter filed herewith as Exhibit 10.1 and incorporated herein by reference):

•                  It has a three year term, except that in the case of a change of control (as defined in the retention letter), the term is automatically extended until two years following the change of control, if later.

•                  It provides that Mr. Bonney will receive severance payments equal to 24 months of his base salary upon a termination by Cubist without cause (as defined in the retention letter).

•                  It provides that, upon a termination by Cubist without cause or by Mr. Bonney for good reason (as defined in the retention letter) within 24 months following a change of control, the following will occur:

•                  Mr. Bonney will receive a lump-sum severance payment equal to 24 months of his base salary;

•                  All of the unvested equity-based compensation held by Mr. Bonney will fully vest and all restrictions thereon shall lapse; and

•                  Mr. Bonney will receive a payment equal to the greater of the target bonus for the year in which the termination occurs and the previous year’s actual bonus payment.

•                  It provides that Mr. Bonney will receive benefits continuation during any severance period through reimbursement by Cubist for its portion of payments to continue health benefits.

Item 9.01 Financial Statements and Exhibits.

(d)                               Exhibits.

10.1                           Retention Letter, dated October 27, 2010, between Cubist and Michael W. Bonney

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBIST PHARMACEUTICALS, INC.

By:	/s/ Tamara L. Joseph
Tamara L. Joseph
Senior Vice President, General Counsel and Secretary

Dated: November 2, 2010